UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2002

STANCORP FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(503) 321-7000
(Registrant’s telephone number, including area code)

No Change
(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events

On September 25, 2002, we completed an initial public debt offering of $250,000,000 of 6.875% Senior Notes that mature on October 1, 2012. A copy of the press release announcing the offering is included in this report as Exhibit 99.1. We sold the 6.875% Senior Notes due 2012 pursuant to an Underwriting Agreement and Pricing Agreement, each dated September 20, 2002, by and among us and Goldman, Sachs & Co., as a representative of the several underwriters. The Underwriting Agreement and the Pricing Agreement are included in this report as Exhibits 1.1 and 1.2, respectively.

We issued the 6.875% Senior Notes due 2012 under a First Supplemental Indenture between us and U.S. Bank National Association, as Trustee, which is included in this report as Exhibit 4.1.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

1.1	Underwriting Agreement by and among StanCorp Financial Group, Inc. and Goldman, Sachs & Co., dated as of September 20, 2002

1.2	Pricing Agreement by and among StanCorp Financial Group, Inc. and Goldman, Sachs & Co., dated as of September 20, 2002

4.1	First Supplemental Indenture among StanCorp Financial Group, Inc. and U.S. Bank National Association as Trustee, dated as of September 25, 2002

12.1	Statement of computation of ratios

99.1	StanCorp Financial Group, Inc. press release dated September 25, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2002	STANCORP FINANCIAL GROUP, INC.

/S/ ERIC E. PARSONS
Eric E. Parsons President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

*1.1	Underwriting Agreement by and among StanCorp Financial Group, Inc. and Goldman, Sachs & Co., dated as of September 20, 2002

*1.2	Pricing Agreement by and among StanCorp Financial Group, Inc. and Goldman, Sachs & Co., dated as of September 20, 2002

*4.1	First Supplemental Indenture among StanCorp Financial Group, Inc. and U.S. Bank National Association as Trustee, dated as of September 25, 2002

*12.1	Statement of computation of ratios

*99.1	StanCorp Financial Group, Inc. press release dated September 25, 2002

*	Filed herewith